As filed with the Securities and Exchange Commission on July 18, 1995
                                        Registration No. 33-___

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            ___________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                   SEVENSON ENVIRONMENTAL SERVICES, INC.
          (Exact name of Registrant as specified in its charter)

          Delaware                               16-1091535
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

2749 Lockport Road
Niagara Falls, New York                             14302
(Address of Principal Executive Office)           (Zip Code)

      SEVENSON ENVIRONMENTAL SERVICES, INC. 1989 INCENTIVE STOCK PLAN
                           (Full title of plan)

                           William J. McDermott
                          Chief Financial Officer
                   Sevenson Environmental Services, Inc.
                            2749 Lockport Road
                      Niagara Falls, New York  14302
                  (Name and address of agent for service)

                               716-284-0431
       (Telephone number, including area code, of agent for service)

     Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the filing of this Registration Statement.

                      CALCULATION OF REGISTRATION FEE

 Title of                     Proposed Max.     Proposed Max.
securities       Amount         offering          aggregate      Amount of
  to be          to be          price per         offering     registration
registered     registered*       share**           price**          fee

Common Stock     100,000
$.10 par value                    $19.25         $1,925,000      $663.80

     * The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plan. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     ** Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c), based upon the average of bid and ask prices on the NASDAQ National Market System on July 11, 1995, to the extent the offering price is not known, as required by Rule 457.

                             Page 1 of 8 Pages
                      Exhibit Index Appears on Page 5

Item 8.   Exhibits

     5    -    Opinion of Phillips, Lytle, Hitchcock, Blaine &
               Huber as to the legality of the securities registered.

     24(a)-    Consent of Deloitte & Touche LLP.

     24(b)-    Consent of Phillips, Lytle, Hitchcock, Blaine &
               Huber (included in Exhibit 5).

          Pursuant to General Instruction E of Form S-8, the contents of the Company's previous Registration Statement on Form
S-8 filed July 1, 1991, File No. 33-41522, are hereby incorporated herein by reference.











































                        Page 2 of 8 Pages

                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Niagara Falls, State of New York on July 18, 1995.

                              Sevenson Environmental
                                Services, Inc.


                              By:  William J. McDermott
                                   William J. McDermott
                                   Chief Financial Officer









































                        Page 3 of 8 Pages

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title               Date

                              President and       July 18, 1995
                              Chief Executive
                              Officer (Principal
                              Executive Officer)
Michael A. Elia            *  and Director
Michael A. Elia

                              Vice President-     July 18, 1995
                              Finance Secretary
                              and Chief Financial
                              Officer (Principal
                              Financial Officer &
                              Principal Accounting
William J. McDermott          Officer) and Director
William J. McDermott

Joseph J. Castiglia        *  Director            July 18, 1995
Joseph J. Castiglia

Robert S. Kelso            *  Director            July 18, 1995
Robert S. Kelso

Arthur A. Elia             *  Director            July 18, 1995
Arthur A. Elia

Lawrence A. Elia           *  Director            July 18, 1995
Lawrence A. Elia

Richard A. Elia            *  Director            July 18, 1995
Richard A. Elia

Dena M. Armstrong          *  Director            July 18, 1995
Dena M. Armstrong



* By:  William J. McDermott
     William J. McDermott
     Attorney-in-Fact













                        Page 4 of 8 Pages

                        INDEX TO EXHIBITS

                                                      Sequential
Exhibit                                               Page Number

5         -    Opinion of Phillips, Lytle,
               Hitchcock, Blaine & Huber as
               to the legality of the securities
               registered.

24(a)     -    Consent of Deloitte & Touche LLP

24(b)     -    Consent of Phillips, Lytle, Hitchcock,
               Blaine & Huber (included in Exhibit 5).












































                        Page 5 of 8 Pages

                            EXHIBIT 5

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                BLAINE & HUBER AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED





















































                        Page 6 of 8 Pages

                              July 18, 1995




Sevenson Environmental Services, Inc.
2749 Lockport Road
Niagara Falls, New York  14302

          Re:  Sevenson Environmental Services, Inc. Registration
               Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of the Sevenson Environmental Services, Inc. 1989 Incentive Stock Plan (the "Plan"), covering the registration of an additional 100,000 shares of Common Stock of Sevenson Environmental Services, Inc. (the "Company"), we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors and such other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

          2. The additional 100,000 shares of Common Stock which may be issued by the Company under the Plan have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

                    PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER











                        Page 7 of 8 Pages

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Sevenson Environmental Services, Inc. on Form S-8 of our report dated February 8, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sevenson Environmental Services, Inc. for the year ended December 31, 1994.



Deloitte & Touche
Buffalo, New York

July 20, 1995








































                        Page 8 of 8 Pages


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